                                                                    Exhibit 99.1


                  SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES

                                      OF

                          IMC GLOBAL OPERATIONS INC.

                                Represented by
                        United Steelworkers of America
                            at Carlsbad, New Mexico

              (As Amended and Restated Effective January 1, 1996)

                  SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES
                                      OF
                          IMC GLOBAL OPERATIONS INC.

                                Represented by
                        United Steelworkers of America
                            at Carlsbad, New Mexico

                               TABLE OF CONTENTS

                               -----------------

Article       Section                                                       Page
-------       -------                                                       ----
ARTICLE 1     TITLE........................................................    1

ARTICLE 2     DEFINITIONS..................................................    1

ARTICLE 3     PARTICIPATION
  Section 3.1.    Eligibility Requirements.................................    6
  Section 3.2.    Applications.............................................    6
  Section 3.3.    Termination of Participation.............................    7
  Section 3.4.    Safe-Harbor For Leased Employees.........................    7

ARTICLE 4     SALARY REDUCTION CONTRIBUTIONS
  Section 4.1.    Contributions Allowed....................................    8
  Section 4.2.    Changes in Amount of Contributions.......................    9
  Section 4.3.    Automatic Suspension of Contributions....................    9
  Section 4.4.    Voluntary Suspension of Contributions....................    9
  Section 4.5.    Rollover Contributions...................................   10
  Section 4.6.    Contribution Percentage..................................   11
  Section 4.7.    Definitions..............................................   12
  Section 4.8.    Special Rules............................................   13
  Section 4.9.    Distribution of Excess Aggregate Contributions...........   14
  Section 4.10.   Actual Deferral Percentage...............................   14
  Section 4.11.   Definitions..............................................   15
  Section 4.12.   Special Rules............................................   16
  Section 4.13.   Distribution of Excess Deferrals.........................   16
  Section 4.14.   Distribution of Excess Contributions.....................   17
  Section 4.15.   Aggregate Rule...........................................   18

ARTICLE 5     EMPLOYER CONTRIBUTIONS
  Section 5.1.    Amount of Contributions..................................   19
  Section 5.2.    Statutory Limitations on Contributions...................   19
  Section 5.3.    Limitation Year..........................................   22

Article       Section                                                       Page
-------       -------                                                       ----
ARTICLE 6     TRUST AND INVESTMENT PROVISIONS
Section 6.1.      Trustee..................................................   22
Section 6.2.      Investment of Contributions..............................   23
Section 6.3.      Limitations on Investment Directions.....................   24
Section 6.4.      Change in Investment Direction...........................   24
Section 6.5.      Investment Income........................................   25
Section 6.6.      Expenses of Funds........................................   25
Section 6.7.      Investment Manager.......................................   25
Section 6.8.      ERISA Section 404(c) Plan................................   26

ARTICLE 7     PARTICIPANTS' PLAN ACCOUNTS
Section 7.1.      Plan Accounts and Vesting................................   27
Section 7.2.      Units....................................................   28
Section 7.3.      Valuation of Funds.......................................   29
Section 7.4.      Valuation of Fund Sub-Accounts as of a Valuation Date....   29
Section 7.5.      Value of Plan Accounts...................................   29
Section 7.6.      Committee to Furnish Annual Statements of Value of
                  Plan Accounts............................................   29
Section 7.7.      Transfers from Other Savings and Profit Sharing Plans....   29

ARTICLE 8     WITHDRAWALS, DISTRIBUTION AND LOANS
Section 8.1.      Hardship Withdrawal from Employer, Employee and Salary
                  Reduction Accounts.......................................   32
Section 8.2.      Other Withdrawals from Salary Reduction Account..........   34
Section 8.3.      Distribution Upon Election to Discontinue Contributions
                  for an Indefinite Period.................................   35
Section 8.4.      Loans....................................................   36
Section 8.5.      Distribution Upon Termination of Employment..............   39
Section 8.6.      Time and Manner of Distributions.........................   39
Section 8.7.      Designation of Beneficiary...............................   39
Section 8.8.      Distribution to Minor and Disabled Distributees..........   41
Section 8.9.      Deferral of Distribution upon Termination of Employment..   41
Section 8.10.     Conditions for Distributions to Beneficiary, Upon Death
                  of a Participant.........................................   44
Section 8.11.     Direct Rollovers.........................................   45

ARTICLE 9     SPECIAL RULES RELATING TO RE-EMPLOYMENT OF TERMINATED
              EMPLOYEES AND EMPLOYMENT BY RELATED ENTITIES.................   45

ARTICLE 10    ADMINISTRATION
Section 10.1.     The Committee............................................   46
Section 10.2.     Plan Administrator.......................................   48
Section 10.3.     Claims Procedure.........................................   48

Article       Section                                                       Page
-------       -------                                                       ----
  Section 10.4.   Notices to Participants and Distributees.................   49
  Section 10.5.   Notices to Committee or Employers........................   50
  Section 10.6.   Records..................................................   50
  Section 10.7.   Reports of Trust Fund....................................   50

ARTICLE 11    PARTICIPATION BY OTHER EMPLOYERS
  Section 11.1.   Adoption of Plan.........................................   50
  Section 11.2.   Withdrawal from Plan.....................................   51
  Section 11.3.   Company as Agent for Employers...........................   51

ARTICLE 12    CONTINUANCE BY A SUCCESSOR...................................   51

ARTICLE 13    NON-ASSIGNABILITY EXCEPTIONS FOR DOMESTIC RELATIONS
              ORDERS AND LOANS.............................................   52
  Section 13.1.   Domestic Relations Orders................................   52
  Section 13.2.   Loans....................................................   53

ARTICLE 14    MISCELLANEOUS
  Section 14.1.   Expenses.................................................   53
  Section 14.2.   Non-Assignability........................................   53
  Section 14.3.   Employment Non-Contractual...............................   54
  Section 14.4.   Limitation of Rights.....................................   54
  Section 14.5.   Merger or Consolidation with Another Plan................   54
  Section 14.6.   Reversion of Employer Contributions......................   54

ARTICLE 15    AMENDMENT, WITHDRAWAL AND TERMINATION
  Section 15.1.   Amendment................................................   55
  Section 15.2.   Withdrawal...............................................   55
  Section 15.3.   Termination..............................................   56
  Section 15.4.   Trust to be Applied Exclusively for Participants
                  and Their Beneficiaries..................................   56
  Section 15.5.   Distribution Upon Sale of Assets.........................   57
  Section 15.6.   Distributions Upon Sale of Subsidiary....................   57

                   SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES
                                       OF
                           IMC GLOBAL OPERATIONS INC.

                                 Represented by
                         United Steelworkers of America
                            at Carlsbad, New Mexico

                       ----------------------------------

          The Salary Reduction Plan for Hourly Employees of IMC Global Operations Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico (the "Plan," previously known as the "Salary Reduction Plan for Hourly Employees of IMC Fertilizer, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico") was adopted effective July 1, 1983.

          This amendment and restatement is effective January 1, 1996 unless otherwise noted. In all cases where this Plan refers to a person, the reference pertains to both genders.

                                    ARTICLE 1
                                   ----------
                                     TITLE
                                     -----

          The title of this Plan is the "Salary Reduction Plan for Hourly Employees of IMC Global Operations Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico."

                                    ARTICLE 2
                                   ----------
                                  DEFINITIONS
                                  -----------

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (1) Active Participant. A participant who is presently making contributions to the Plan pursuant to Section 4.1.

          (2) Administrator. The Plan Administrator appointed by the Company pursuant to Section 10.2. and as defined in ERISA.

          (3) Affiliate. Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Employer or an unincorporated trade or business which is under common control with an Employer (as determined under Section 414(c) of the Code).

          (4) Beneficiary.  The person or persons who shall be entitled under
              Section 8.8 to receive benefits in the event of the death of a Participant.

          (5) Break in Service. Any period during which an Employee is not employed by an Employer which is not included in a Period of Employment and which is in excess of twelve months.

          (6) Code. The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

          (7) Committee.  The Committee appointed pursuant to Section 10.1.

          (8) Company. IMC Global Operations Inc., a Delaware corporation, and any organization which shall succeed to the business of such corporation and adopt the Plan pursuant to Article 12.

          (9) Compensation. Regular straight time hourly earnings for all straight time hours actually worked, and vacation pay. Compensation considered under the Plan shall not be in excess of $150,000 annually as adjusted by the Secretary in accordance with
              Section 401(a)(17) of the Code. For Plan Years beginning prior to January 1, 1997, in the case of a participant who is a Highly Compensated Employee and who is a "5-percent owner" (as defined in Section 416(i)(1)(A)(iii) of the Code) or one of the ten most highly compensated Employees of an Employer, all members of the family unit which includes such Employee will be treated as one Employee and the limitations set forth in the preceding sentence will be allocated among all the members of such family unit in proportion to their amount of compensation. For this purpose, a family unit of a person includes that person, his or spouse, and his or her lineal descendants who have not attained age 19 before the end of the Plan Year. For purposes of Article 4 the term "compensation" shall have the meaning prescribed in Section 414(s) of the Code and for purposes of Section 5.2, the term "compensation" shall have the meaning prescribed by Section 415 of the Code.

         (10) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (11) Distributee. A person entitled to receive a distribution from the Trust under Article 8. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former

               Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Article 13 and Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (12) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (13) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.)

          (14) Employee. An individual who is employed by an Employer. Notwithstanding anything in this Plan to the contrary, an individual who provides services to an Employer pursuant to a written agreement with an entity that is not an Employer or pursuant to a contract that identifies the individual as an independent contractor shall not be an Employee, regardless of the individual's employment status under common law. Any person employed by a foreign corporation shall be deemed to be an Employee of an Employer during his period of employment by such foreign corporation if (a) not less than 20% of the voting stock of such foreign corporation is owned by an employer; (b) the employer has entered into an agreement under Section 3121(1) of the Code which applies to such foreign corporation; (c) the employee is a citizen or permanent resident of the United States; and (d) contributions under a funded plan of deferred compensation are not provided by any other person with respect to the remuneration paid to such person by such foreign corporation.

          (15) Employer. The Company and any other corporation which shall, with the consent of the Company, elect to participate in the Plan in the manner described in Section 11.1 and any successor corporation which shall adopt the Plan pursuant to Article 12. If any such corporation shall withdraw from participation in the Plan pursuant to Section 11.2, or shall terminate its participation in the Plan pursuant to Section 15.3, such corporation shall thereupon cease to be an Employer.

          (16) Employer Contributions. The contributions made by an Employer pursuant to Section 5.1.

          (17) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          (18) Family Member. An individual described in Section 414(q)(6)(B) of the Code.

          (19) Highly Compensated Employee. Effective January 1, 1997, a Participant or former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or former Participant is considered a Highly Compensated Employee if such Participant or former Participant:

               a) was a "five percent owner" (as defined in Code Section 416(i)) at any time during the Plan Year or the preceding Plan Year, or

               b) for the preceding Plan Year received Compensation (as defined in Code Section 414(q)) from the Employer in excess of $80,000 (as adjusted for cost-of-living increases pursuant to Section 414(q)(1) of the Code) and, if an Employer elects, was in the top-paid group of Employees for such preceding Plan Year.

          (20) Investment Manager. The investment manager who may be appointed pursuant to Section 6.7.

          (21) Military Service. Effective December 12, 1994, the performance of duty on a voluntary or involuntary basis in a uniformed service, within the meaning of the Uniformed Services Employment and Reemployment Rights Act of 1994, for a period not longer than five years.

          (22) Non-Highly Compensated Employee. An Employee of an Employer who is not a Highly Compensated Employee.

          (23) Participant. An Employee who has satisfied the requirements set forth in Section 3.1, has elected to participate in the Plan pursuant to Section 3.2, and whose participation has not terminated pursuant to Section 3.3.

          (24) Period of Employment. Each period of time during which an Employee is employed by an Employer. An Employee's employment shall not be terminated by reason of a leave of absence from active employment granted by his Employer, pursuant to a policy uniformly applied in all similar circumstances, because of (a) military service, attendance at a school or training program at the request of his Employer, government service in a civilian capacity, jury duty, or layoff; or (b) because of disability, provided that if he does not return to active employment with an Employer before the later of (i) the time specified in his leave, or if not specified therein, three years from the inception thereof, or (ii) cessation of his disability, as the case may be, his employment shall be considered terminated as of the earlier of twelve months after the last day of the month in which such leave began and the last day of the month in which such leave of absence terminated.

               Maternity or paternity leave shall be deemed to be a Period of Employment where necessary to prevent a Break in Service, either in the Plan Year such leave is begun or the following Plan Year.

               An Employee's absence from Service because of compulsory engagement in military service shall be considered a leave of absence granted by his Employer and notwithstanding any provision of the first paragraph of this subsection shall not terminate his Service if he returns to active employment with an Employer within thirty days following the period of time during which he has reemployment rights under any applicable federal law.

          (25) Plan.  The plan herein set forth, as from time to time amended.

          (26) Plan Accounts. The sum of a Participant's Employer Account, Salary Reduction Account and Rollover Account.

          (27) Plan Year. The accounting period of the Company for federal income tax purposes. Effective July 1, 1997, the Plan Year shall mean the calendar year.

          (28) Salary Reduction Contributions. The contributions made by an Employer pursuant to Section 4.1(a) on behalf of an Active Participant in lieu of current Compensation.

          (29) Service. If ever required by the terms of this Plan or by operation of law to determine eligibility, participation or vesting, an Employee's Service shall be the total of his Periods of Employment by an Employer. Any Break in Service of twelve months or less shall be included in an Employee's Service.

          (30) Trust. The trust created by agreement between the Company and the Trustee, as from time to time amended.

          (31) Trustee. The trustee provided for in Section 6.1, or any successor trustee or, if there shall be more than one trustee acting at any time, all of such trustees collectively.

          (32) Trust Fund. All money and property of every kind held by the Trustee under the Trust.

          (33) Union.  United Steelworkers of America at Carlsbad, New Mexico.

          (34) Valuation Date. The last day of each calendar month. Effective April 1, 1996, the Valuation Date shall be each business day.

          (35) Voice Response System. The Marshall & Ilsley Mi Retirement Line automated voice response system.



                                    ARTICLE 3
                                   ----------
                                 PARTICIPATION
                                 -------------

          Section 3.1. Eligibility Requirements.

          (a) Active Participants.  A person who:

          (i) is an Employee of an Employer at Carlsbad, New Mexico;

          (ii) is paid on an hourly basis;

          (iii) falls within the Carlsbad jurisdiction of the Union; and

          (iv) has an effective application under Section 3.2 on file with the Committee; shall be eligible to be a Participant in the Plan and shall commence active participation on the date specified in subsection (b).

          (b) Commencement Date for Active Participation. A person who has satisfied the conditions of subsection (a) above shall become an Active Participant as soon as practicable following the date such conditions are first satisfied.

           Section 3.2. Applications. An eligible Employee under Section 3.1(a) may become an Active Participant by applying through the Voice Response System, in the manner prescribed by the Committee. Such application must be made prior to the date upon which participation is to commence or, if participation is to commence on an effective date, such application must be made prior to a date to be prescribed by the Committee and communicated to all eligible Employees. Such application shall authorize the Employee's Employer to reduce his current Compensation in the amount elected by the Employee pursuant to Article 4 and to contribute the amount of such reduction to the Trust Fund and/or authorize the Employee's Employer to deduct bi-weekly contributions from the Employee's Compensation in the amount specified by the Employee pursuant to Article 4.
This application shall evidence the Employee's acceptance of and agreement to all of the provisions of the Plan.

           Section 3.3. Termination of Participation. A Participant shall continue as such until his termination of employment for whatever reason; provided, however, if a Participant shall be transferred from one Employer to another Employer or from an Employer to an Affiliate, such transfer shall not terminate the Participant's participation in the Plan and such Participant shall continue to participate in the Plan until an event shall occur which would have terminated his participation had he continued in the service of an Employer until the occurrence of such event, but during any period during which he is not employed by an Employer he shall not be an Active Participant and shall not be entitled to make contributions to the Plan pursuant to Section 4.1.

           Section 3.4. Safe-Harbor For Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of
Section 414(n)(3) of the Code, the Employees of the Employer shall include leased employees within the meaning of Section 414(n)(2) of the Code, but no such leased employee shall become a participant in, or be entitled to contributions under, the Plan.

                                   ARTICLE 4
                                  ----------
                         SALARY REDUCTION CONTRIBUTIONS
                         ------------------------------

           Section 4.1. Contributions Allowed. A Participant shall elect to participate in the Plan by electing to have his Employer contribute to the Trust Fund on his behalf in an amount the Employee has authorized, through the Voice Response System, to forego in current Compensation. These contributions shall be known as Salary Reduction Contributions.

          (a) Salary Reduction Contributions. An Employer shall contribute to the Trust Fund on behalf of each Active Participant employed by the Employer, an amount equal to the amount the Active Participant has authorized by the Voice Response System to forego in current Compensation. A Participant may elect an amount which shall be in whole dollar increments ranging from $5.00 to $250.00 per pay period. Such contributions shall be delivered to the Trustee no later than 10 days after each bi-weekly pay period. Notwithstanding the foregoing, no contributions may be made under this paragraph, unless such contribution complies with the provisions of Article 5 of this Plan and no contribution under this subsection which is in excess of 6% of Compensation will be eligible for further Employer Contribution under Section 5.1(a).

          An agreement to reduce current Compensation under this paragraph shall be subject to rules and regulations governing such agreements as promulgated by the Internal Revenue Service.

          Notwithstanding anything in this Section to the contrary, no Salary Reduction Contribution Percentage elected by a Participant may result in a dollar amount of Salary Reduction Contributions in any calendar year which exceeds $9500 (or such amount as in effect for such year under Section 402(g) of the Code). In the event a Participant's Salary Reduction Contributions under this Subsection in any calendar year exceed $9500, or such Salary Reduction Contributions in any calendar year, when combined with any other cash or deferred arrangement contributions in such calendar year, exceed $9500 (or such other amount as in effect for such year under Section 402(g) of the Code), such excess, if it occurs under this Subsection 4.1(a) shall be distributed to the Participant along with any accrued interest or earnings thereon no later than April 15 of the calendar year succeeding the year in which such excess was contributed. If such excess occurs as a result of contributions made under this Subsection 4.1(a) when combined with any other cash or deferred arrangement contributions made by the Participant, then the excess will be distributed pursuant to Section 4.13 below.

          (b) Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, Salary Reduction Contributions will be permitted for periods of Military Service upon a Participant's reemployment by an Employer after such Military Service, as required by the Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance in with Section 414(u) of the Code.

          Section 4.2. Changes in Amount of Contributions. The amount of an Active Participant's Salary Reduction Contributions, in each case as a percentage of Compensation, shall continue in effect until the Active Participant changes the amount of such contributions. An Active Participant may change the amount of his Salary Reduction Contributions within the limitations prescribed in Section 4.1 using the Voice Response System.

          Section 4.3. Automatic Suspension of Contributions. An Active Participant's Salary Reduction Contributions shall be suspended automatically for the period and under the circumstances specified in Section 8.1 and for any period during which the Active Participant is absent without Compensation or is no longer an Active Participant.

          Section 4.4. Voluntary Suspension of Contributions. Any Active Participant may, by giving written notice, in the form prescribed by the Committee, to his Employer, suspend his

Salary Reduction Contributions effective as soon as practicable following the date such notice has been given. Such a voluntarily suspended Participant may, by notifying the Voice Response System, regain active status in the Plan at any time following the suspension of contributions for at least six months.

          Section 4.5.  Rollover Contributions.

          (a) With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employers, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employers. The amounts transferred shall be set up in a separate account herein referred to as "Rollover Account." Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section 4.5. The amount shall be credited in participating units in accordance with the Participant's investment direction to the appropriate sub-accounts of such Rollover Account. If a rollover contribution is made by an eligible Employee prior to his becoming a Participant, such Employee shall, until such time as he becomes a Participant, be deemed to be a Participant for all purposes of the Plan except for purposes of making contributions to the Plan pursuant to Section 4.1.

          (c) Distributions may be made only in accordance with Article 8 of the Plan and such distributions shall be valued in accordance with Sections 7.3 through 7.5 as applicable.

          (d) For purposes of this Section 4.5 the term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee which are eligible for tax-free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Employee by another qualified plan, (2) were eligible for tax-free rollover to a qualified plan, (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employers that the amounts to be transferred meet the requirements of this Section.

          (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a).

          (f) Notwithstanding anything herein to the contrary, this Plan shall not accept any direct transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan, which transfer would result in the Plan's being required to provide for a life annuity form of payment.

          Section 4.6.  Contribution Percentage.

          (a) Effective July 1, 1997, the Average Contribution Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Contribution Percentage for the immediately preceding Plan Year for Eligible

Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 1.25; or

          (b) Effective July 1, 1997, the Average Contribution Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Contribution Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 2, provided that the Average Contribution Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year does not exceed the Average Contribution Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year by more than two
(2) percentage points or such lesser amount as described in Section 4.15.

          Section 4.7. Definitions. For purposes of this Article 4, the following definitions shall apply.

          (a) "Average Contribution Percentage" shall mean the average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

          (b) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of Employer Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year while an Eligible Participant.

          (c) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employer Contributions allocated to his account for the Plan Year.

          Section 4.8.   Special Rules.
          ------------   --------------

          (a) For purposes of this Article 4, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Employer Contributions or Salary Reduction Contributions allocated to his account under two or more plans described in
Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such contributions were made under a single plan.

          (b) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Article 4 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (c) For Plan Years beginning prior to January 1, 1997, for purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employer Contributions and Compensation of such Participant shall include the Employer Contributions and Compensation of Family Members to the extent required by Section 401(k) of the Code and the regulations issued thereunder.

          (d) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          Section 4.9.   Distribution of Excess Aggregate Contributions.

          (a) In General. Excess Aggregate Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Excess Aggregate Contributions were allocated for the preceding Plan Year.

          (b) Excess Aggregate Contributions. For purposes of this Plan, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

          (c) Determination of Income. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Participant's Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employer Contributions as of the last day of the preceding Plan Year.

          (d) Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Employer Contributions for the Plan Year.

          (e) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Participant's Employer Account in proportion to the Participant's Employer Contributions for the Plan Year.

          Section 4.10.  Actual Deferral Percentage.

          (a) Effective July 1, 1997, the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for

Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 1.25; or

          (b) Effective July 1, 1997, the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year does not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year by more than two
(2) percentage points or such lesser amount as described in Section 4.15.

          Section 4.11. Definitions. For purposes of Section 4.10 and succeeding Sections in Article 4, the following definitions shall be used.

          (a) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Salary Reduction Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year while an Eligible Participant.

          (b) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

          (c) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Salary Reduction Contributions allocated to his account for the Plan Year.

          Section 4.12.  Special Rules.
          -------------   -------------
          (a) For purposes of Section 4.10 and succeeding subsections in Article 4, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such Salary Reduction Contributions were made under a single arrangement.

          (b) For Plan Years beginning prior to January 1, 1997, for purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members to the extent required by Section 401(k) of the Code and the regulations thereunder.

          (c) The determination and treatment of the Salary Reduction Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          Section 4.13.  Distribution of Excess Deferrals.
          -------------  --------------------------------

          (a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15 of each year to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

          (b) For purposes of this Section, "Excess Deferral Amount" shall mean the amount of Salary Reduction Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in
(c) below.

          (c) The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

          (d) Maximum Distribution Amount. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          Section 4.14.  Distribution of Excess  Contributions.
          -------------  -------------------------------------

          (a) Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

          (b) Excess Contributions. For purposes of this amendment, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.
          (c) Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Salary Reduction Contributions on the last day of the preceding Plan Year.

          (d) Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          (e) Accounting for Excess Contributions. Amounts distributed under this Section 4.14 shall first be treated as distributions from the Participant's Salary Reduction Account.

           Section 4.15. Aggregate Rule. The tests referenced in Section 4.6 and 4.10 shall each be applied independently. If the tests specified in Section 4.6(b) and 4.10(b) are both used, then the sum of the Average Contribution Percentages and Average Deferral Percentages of Highly Compensated Employees for the Plan Year may not exceed the greater of:

          (a)  The sum of:

          (i) 1.25 times the greater of the Average Contribution Percentage or Average Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Plan Year, and

          (ii) The lesser of such Average Deferral Percentage and Average Contribution Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Plan Year times two or plus two percentage points, whichever is less; or

          (b)  The sum of:

          (i) 1.25 times the lesser of the Average Contribution Percentage or Average Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Plan Year, and

          (ii) The greater of such Average Deferral Percentage and Average Contribution Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Plan Year times two or plus two percentage points, whichever is less.

          If the limitation described immediately above is exceeded, then the tests described in Section 4.6 and 4.10 must be applied by using the test of either Section 4.6(a) or Section 4.10(a). If such test cannot be met then the reduction methods described in Article 4 shall be applied.

                                   ARTICLE 5
                                  ----------
                            EMPLOYER CONTRIBUTIONS
                            ----------------------

          Section 5.1. Amount of Contributions.
          ------------  -----------------------
          (a) Effective July 1, 1997, subject to the limitations set forth in
Section 5.2, each Employer shall contribute bi-weekly for and on account of each Active Participant employed by such Employer, an amount equal to 35% of the amount contributed bi-weekly by such Active Participant pursuant to Section 4.1(a) up to 6% of the Active Participant's Compensation. Notwithstanding the foregoing, contributions by an Employer shall be delivered no later than the due date, including extensions, for the Employer's federal income tax return for the fiscal year which includes the calendar month for which the contribution is made. Employer Contributions made pursuant to this paragraph (a) shall be allocated to the Employer Account of each Active Participant.

          (b) All Employer Contributions are nonforfeitable when made.

          (c) This Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 404 and 412 of the Code.

          Section 5.2. Statutory Limitations on Contributions.
          ------------  --------------------------------------

          (a) Definition of Annual Additions. For purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's Plan Accounts during the Limitation Year which constitutes:

          (i)    Employer Contributions,

          (ii)   Salary Reduction Contributions,

          (iii)  Employee Contributions,

          (iv)   Forfeitures, and

          (v) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          (b) Maximum Annual Addition. The maximum Annual Addition that may be contributed or allocated to a Participant's Plan Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

          (i)   the Defined Contribution Dollar Limitation, or

          (ii) 25 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year,

          and the sum of (1) and (2) below shall not exceed 1.

               (1) The aggregate Annual Additions as of the close of such Plan
                   Year to the Participant's Plan Accounts and in all other defined contribution plans maintained by his Employer and its Affiliates divided by the lesser of:

                   a)  125% of the aggregate maximum dollar amount which under
                       Section 415(c)(1)(A) of the Code (as adjusted for increases in the cost of living in accordance with Treasury Regulations) could have been contributed on behalf of the Participant to a defined contribution plan for all of the Participant's years of Service, and

                   b) 35% of the aggregate of the Participant's Compensation for all of the Participant's years of Service.

               (2) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by his Employer and its Affiliates (determined as of the close of such Limitation Year) divided by the lesser of:

               a) 125% of the maximum dollar limitation contained in Section 415(b)(1)(A) of the Code for such Limitation Year (as adjusted for increases in the cost of living in accordance with Treasury Regulations), and

               b) 140% of the average of the Participant's Compensation for the three consecutive calendar years of his participation in such defined benefit plans during which his Compensation was the highest.

          (c)  Special Rules. The Compensation limitation referred to in
               Section 5.2(b)(ii) shall not apply to:

          (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from Service which is otherwise treated as an Annual Addition, or

          (ii) Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (d) Definitions. For purposes of this Section 5.2, "Defined Contribution Dollar Limitation" shall mean $30,000 (as adjusted for cost-of-living increases pursuant to Section 415(d) of the Code).

          The term "his Employer and its Affiliates" shall include all corporations and unincorporated businesses which are members of the same controlled group of corporations under Section 414(b) of the Code or under common control under Section 414(c) of the Code, as the case may be, with the Participant's Employer and for this purpose more than 50% control as referenced in Section 415(h) of the Code shall apply. The terms "defined contribution plan" and "defined benefit plan" shall have the meanings set forth in Section 415 of the Code. Salary Reduction Contributions shall be treated as Employer contributions.

          (e) If the limitations set forth in the first clause of Section 5.2(b) above would be exceeded by an Employer's contributions on behalf of a Participant, first Employee Contributions (should Employee contributions ever be permitted under the Plan) and next Salary Reduction

Contributions which are included in the Annual Additions described in 5.2(a) above, together with any earnings thereon, will be distributed to the Participant to the extent of such excess. If, after application of the foregoing rule, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or under other facts and circumstances, the Annual Additions to a Participant's Plan Accounts in fact exceed either of the limitations described in 5.2(b) for a Limitation Year, the excess amount shall be withdrawn from the Participant's Plan Accounts and deposited in a suspense account for such Limitation Year. Such suspense account shall remain invested in the Fixed Income Fund and shall be allocated during succeeding Plan Years among the Participants' Plan Accounts until the amount in such suspense account is exhausted. If, during a Limitation Year, more than one suspense account created pursuant to this Section shall exist, allocation of the amounts contained in such accounts shall be allocated in the order of the Limitation Years to which such accounts relate. Such excess amount or amounts shall be used to reduce Employer contributions under Article 5 for the next Limitation Year (and succeeding Limitation Years, if necessary) for all of the remaining Participants in the Plan. If the limitation in the second clause of
Section 5.2(b) is exceeded, the benefit under the defined benefit plans shall be reduced until the requirements of the second clause are satisfied.

            Section 5.3. Limitation Year. For purposes of Section 5.2, "Limitation Year" shall mean the Plan Year.


                                   ARTICLE 6
                                  ----------
                        TRUST AND INVESTMENT PROVISIONS
                        -------------------------------

           Section 6.1. Trustee. A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee. All contributions under the Plan shall be paid to the Trustee, and the Trustee shall have responsibility for the custody and investment thereof in accordance with the provisions of the Trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times, to such person or persons and in such amounts as the Committee shall direct in writing.

          The Company shall have the sole right to determine the form and terms of the Trust agreement, to amend such agreement at any time and from time to time, and to remove any Trustee or Trustees and select their successors.

          Trust assets shall be valued at least annually at the close of each Plan Year.

           Section 6.2. Investment of Contributions. Each Participant shall, by means of the Voice Response System, direct that his Salary Reduction Contributions together with all Employer Contributions made on his behalf be invested by the Trustee either entirely in one of the following funds or in increments of no less than 1% to any combination of the following funds.

          (a) An Equity Fund which at the discretion of the Committee shall be invested in mutual fund or similar investment vehicle which consists substantially of equity securities of U.S. corporations.

          (b) A Bond Fund which at the discretion of the Committee shall be invested in a mutual fund or similar investment vehicle which consists substantially of investments in marketable corporate debt securities, U.S. Government securities, mortgage related securities and other asset-backed securities intended to preserve capital.

          (c) A Fixed Income Fund under which the funds shall be entrusted to one or more insurance companies or banks, and/or to a portfolio of guaranteed insurance contracts or other capital preservation investments of different maturities and interest rates in which a group of retirement or savings plans may participate, to be chosen at the sole discretion of the Committee, which companies and/or banks, as applicable, pursuant to a contract or contracts or other arrangement to be approved by the Committee, will invest the funds according to its sole discretion at fixed or floating rate of interest on the invested funds.

          (d) A Balanced Fund which shall be invested at the discretion of the Committee, in a mutual fund and other investment vehicle providing an investment mix.

           Section 6.3. Limitations on Investment Directions. No contributions may be directed under Section 6.2 where the instructions (a) would violate the provisions of the Plan, (b) would cause a Plan fiduciary to maintain the indicia of ownership of any Plan assets outside the jurisdiction of the United States District Courts, (c) would jeopardize the Plan's tax qualified status, (c) could bring about a loss in excess of a Participant's account balance, or (e) would result in a direct or indirect acquisition, sale or lease of property between a Participant and the Company or an Affiliate, or a direct or indirect loan to the Company or an Affiliate.

           Section 6.4. Change in Investment Direction. Once given, an investment direction may not be withdrawn or rescinded except as provided in this Section, and any such investment direction shall continue in effect until changed pursuant to this Section. Effective April 12, 1996, in accordance with rules and procedures established by the Committee, a Participant may elect effective on any Valuation Date to change his investment direction and/or transfer his existing account balances in any fund or funds to any other fund or in increments of no less than 1% of such account balances and/or contributions of funds.

          Notwithstanding any other provision of this Section 6.4 or the Plan to the contrary, effective July 1, 1991, no transfer of existing account balances shall be permitted by a Participant between the Fixed Income Fund and the Bond Fund, or between the Bond Fund and the Fixed

Income Fund. Any change in investment direction shall be made through the Voice Response System in the manner prescribed by the Administrator.

           Section 6.5. Investment Income. The income of each fund shall be added to such fund and the fund shall be invested and reinvested without distinction between principal and income.

           Section 6.6. Expenses of Funds. All charges and expenses incurred in connection with the purchase and sale of investments for a fund shall be charged to such fund.

           Section 6.7. Investment Manager. The Company may appoint an individual, or individuals, firm or corporation, which shall be known as the Investment Manager or Investment Managers, and which may be responsible, within the limitations set forth in the trust agreement, for selecting the investments to be made for one or more of the Equity Fund, the Bond Fund,, the Fixed Income Fund and the Balanced Fund. The Investment Manager for a fund may either direct the Trustee to make sales or investments or make sales and investments with respect to such funds and direct the Trustee to take all necessary action to complete such sales and investments.

          Upon appointment or as soon as practicable after appointment, the Company and each Investment Manager it has appointed shall enter into a written agreement, which agreement shall include the following terms and conditions:

          (a) The Company shall have the right, at any time, with or without cause, to remove the Investment Manager. The Investment Manager may resign and such resignation shall be effective upon delivery of a written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of the Investment Manager to act hereunder, the Company may appoint a successor. All successor Investment Managers shall have all of the rights and privileges and all of the duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) The Investment Manager shall acknowledge that it is a fiduciary with respect to the Plan and the assets of the Plan subject to its control and shall discharge its duties (i) solely in the interest of Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          (c) The Investment Manager shall maintain accurate and detailed records of all investment directions given to the Trustee, and of sales and investments made by the Investment Manager with regard to the funds, which shall be available at all reasonable times for inspection by any person designated by the Committee or the Company. The Investment Manager, at the direction of the Committee or the Company, shall submit to the Committee, to the Company, to the Company's auditors and to others designated by the Committee, such reports or other information as they may reasonably require.

          In the event that an Investment Manager has not been appointed for any one or more of the Equity Fund, the Bond Fund, the Fixed Income Fund or the Balanced Fund, the Committee shall direct the Trustee with respect to investments for any such fund until an Investment Manager has been appointed for such fund.

          Section 6.8. ERISA Section 404(c) Plan. The Plan is intended to meet the requirements of Section 404(c) of ERISA and the provisions of the Plan shall be construed and interpreted to meet such requirements. The fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

                                    ARTICLE 7
                                   ----------
                          PARTICIPANTS' PLAN ACCOUNTS
                          ---------------------------

           Section 7.1. Plan Accounts and Vesting. Effective April 1, 1989, Participants' Plan Accounts were measured in dollars. Effective April 1, 1996, Participants' Plan Accounts are measured in units of participation ("Units").

          (a) Plan Accounts. The Committee shall establish and maintain, or shall cause to be established and maintained by such agent or agents as it shall select for this purpose, the following accounts:

          (i) Employer Account. This account shall reflect the value (in units) of all Employer Contributions made pursuant to Section 5.1, all investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals and distributions from the account.

          (ii) Salary Reduction Account. This account shall reflect the value (in units) of amounts contributed under Section 4.1(a), investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals and distributions from the account.

          (iii) Rollover Account. This account shall reflect the value (in units) of amounts contributed under Section 4.5, investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals or distributions from the account.

          Each of the foregoing accounts shall be composed of an Equity Fund Sub-Account, a Bond Fund Sub-Account, a Fixed Income Fund Sub-Account and a Balanced Fund Sub-Account. Such Accounts and Sub-Accounts shall be solely for accounting purposes, and there shall be no segregation of assets of the funds among separate accounts. The books of account, form and accounting methods used in the administration of Participants' accounts shall be the sole responsibility of, and shall be subject to the supervision and control of, the Committee.

          (b) Vesting. Participants shall have a full and immediate nonforfeitable interest in the value of their Plan Accounts.

           Section 7.2.  Units.

          (a) The interest of Participants in the funds shall be measured by units in the particular fund, with gain or loss determined on a daily basis as of each Valuation Date as provided in the succeeding subsections. Each unit shall have an equal beneficial interest in the fund, and none shall have priority or preference over any other.

          (b) One unit is allocated to each of the Employer and Salary Reduction Accounts maintained for each Participant for each unit paid to the Trust on behalf of such Participant by an Employer prior to the first Valuation Date, and one unit is allocated to the Rollover Account maintained for each Participant for each unit paid to the Trust pursuant to Article 4 prior to such date. Units so allocated to accounts are allocated to the appropriate sub-accounts comprising such accounts in accordance with the Participants' directions made pursuant to Section 6.2. As soon as practicable after the first Valuation Date, the Trustee determined the value of each fund as of such Valuation Date in the manner prescribed in Section 7.4, and the gain or loss so determined is divided by the total number of units allocated to the accounts and sub-accounts of such fund maintained for Participants in accordance with the preceding sentence. The resulting quotient is the value of a unit in such fund as of such Valuation Date and constitutes the initial gain or loss of a unit in such fund. Fractional units shall be calculated to six decimal places. Employer Contributions due but not received by the Trustee on a Valuation Date shall not be taken into account for purposes of determining the gain or loss of units under this subsection.

          (c) If a Participant's interest in a fund or any part thereof is distributed, withdrawn or transferred to an interest account pursuant to Article 8 of the Plan, the number of units representing such interest or portion thereof as of the applicable Valuation Date shall be cancelled for purposes of any subsequent determination of the gain or loss of units in such fund.

          Section 7.3. Valuation of Funds. The funds are valued on a unit method applied on a daily basis. The value of a fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of fair market value shall be binding and conclusive upon all parties. Employer Contributions due but not received by the Trustee on a Valuation Date shall not be taken into account in valuing the fund. Salary Reduction Contributions pursuant to Section 4.1(a) which have been withheld from Active Participants' Compensation which have not been received by the Trustee on a Valuation Date and which, when received, would be part of the assets of the fund, shall be taken into account in valuing the fund.

          Section 7.4. Valuation of Fund Sub-Accounts as of a Valuation Date. The value of a Participant's fund sub-accounts as of any Valuation Date shall be the units allocated or allocable to each such sub-account as of such Valuation Date.

          Section 7.5. Value of Plan Accounts. The value of a Participant's Plan Accounts as of any Valuation Date shall be the sum of the values of the sub-accounts comprising the Participant's Accounts as described in Section 7.1(a).

          Section 7.6. Committee to Furnish Annual Statements of Value of Plan Accounts. The Committee shall, not less frequently than annually, deliver to each Participant a statement setting forth the account balances of such Participant.

          Section 7.7.  Transfers from Other Savings and Profit Sharing Plans.

          (a) Transfer from the Other Plan to this Plan: Account Credits. Whenever a participant in any other savings or profit sharing plan for salary employees of the Company (the

"Other Plan") ceases pursuant to the terms of the Other Plan to be an eligible employee, and he is not entitled, under the terms of the Other Plan, to receive a distribution thereunder, but he thereafter becomes eligible to, and elects to become, a Participant in this Plan, then such Participant's interest in the Other Plan shall be transferred to the Trustee of this Plan to be held, invested, reinvested and distributed pursuant to the terms of the Plan and the Trust, and, as of the date of the transfer of any such Participant's interest in the Other Plan,

          (i) there shall be credited to the Employee Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Participant's contribution to the Other Plan,

          (ii) there shall be credited to the Employer Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Employer's contributions to the Hourly Plan, if any, made on his behalf, and

          (iii) there shall be credited to the Salary Reduction Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents salary reduction contributions, if any, to the Other Plan.

          Any amounts credited to a Participant's Employee Account, Employer Account, Salary Reduction Account or Rollover Account shall be applied by crediting units to such account, the units credited to the Employee Account to be credited in accordance with the investment direction made by the Participant upon his election to participate in this Plan to the appropriate sub-accounts of such account.

          (b) Transfer of Loan Account Balances. Any outstanding balance(s) owed by a Participant for loan(s) granted to the Participant under the Other Plan shall be transferred concurrently with the crediting of his interest to the Plan as described at Section 7.7(a). All accounting of the loan(s) as assets of the Other Plan account, applicable amortization, interest on the balance outstanding, repayment credits and promissory note shall concurrently be transferred to the

Plan Accounts established for the Participant, to preclude any default under or distribution by the Other Plan. The promissory note evidencing any such loan, and all other documents evidencing any loan under the Other Plan, shall be concurrently transferred to the Participant's Plan Accounts. In the event a Participant's transfer of employment from another participating Employer changes such Participant's current payroll status, any outstanding loan balance will be reamoritized in accordance with the terms of the Plan.

          (c) Distribution Under the Plan. Notwithstanding any provision of the Other Plan to the contrary, upon a Participant's termination of employment, while a Participant under this Plan, his total interest in the Plan, including any amount transferred from the Other Plan, shall be distributed pursuant to the provisions of Article 8 of this Plan, unless distribution pursuant to the corresponding provisions of the Other Plan as necessary to preserve the Participant's protected benefits under Section 411(d)(6) of the Code.

          (d) Transfer from this Plan to the Other Plan: Account Credits. Whenever a Participant in the Plan ceases pursuant to its terms to be an eligible Employee, and he is not entitled, under the terms of the Plan, to receive a distribution hereunder, but he thereafter becomes eligible to and elects to become a participant in a Other Plan, then his interest hereunder shall be transferred to the Trustee of the Other Plan to be held, invested, reinvested and distributed pursuant to the terms of the Other Plan and its trust, and as of the date of the transfer of any such Participant's interest in this Plan,

          (i) there shall be subtracted from the Employer Account of the Participant that portion of his interest in this Plan which is transferred to the Other Plan's trustee and which represents the Employer Contributions to this Plan, if any, made on his behalf, and

          (ii) there shall be subtracted from the Salary Reduction Account of the Participant that portion of his interest in this Plan which is transferred to the Other Plan trustee and which represents Salary Reduction Contributions, if any, to this Plan.



                                    ARTICLE 8
                                   ----------
                      WITHDRAWALS, DISTRIBUTION AND LOANS
                      -----------------------------------

          Section 8.1. Hardship Withdrawal from Employer, Employee and Salary Reduction Accounts.

          (a) Hardship Withdrawal from Employer and Employee Accounts. As of any given date a Participant may make a request to withdraw a portion of the combined value of his Employer and Employee Accounts; provided, however, that if the amount of such withdrawal is less than such combined value, such amount shall be applied first to reduce the value of his Employee Account and then his Employer Account. Such request shall be made in writing to the Administrator on a form prescribed by him. The value of a Participant's Employee and Employer Accounts shall be determined pursuant to Sections 7.4 and 7.5, as applicable. The Committee shall not approve any such application unless it is satisfied based on the application and supporting documentation that to deny the application would create a hardship for the Participant. For purposes of this
Section 8.2(a) only, hardship shall be limited to the following situations:

          (i) heavy and immediate financial obligations incurred by the Participant on account of sickness, accident or death of his spouse or dependents, or on account of the Participant's sickness or accident, which the Participant is unable to pay for from any other source reasonably available to him;

          (ii) inability to purchase or finance out of any other source reasonably available to the Participant a principal residence for the Participant;

          (iii) inability to pay for or finance out of any other source reasonably available to the Participant the cost of post-secondary education for the Participant, his spouse or dependents;

          (iv) prevention of eviction from or mortgage foreclosure on the principal residence of the Participant.

          The Participant's application for withdrawal of funds due to hardship must be accompanied or supplemented by such evidence of hardship as the Administrator or the Committee shall reasonably request.

          A withdrawal pursuant to this Section shall not operate to suspend a Participant's contributions for any period of time or to subject the Participant to any other penalties under this Plan.

          The amount of any withdrawal under this Section shall be limited to that amount which is required to meet the immediate financial needs created by the hardship.

          (b) Hardship Withdrawal from Salary Reduction Accounts. A Participant may request in writing that a hardship withdrawal be made from his Salary Reduction Account. The value of his Salary Reduction Account shall be determined pursuant to Sections 7.4 and 7.5, as applicable.

          No hardship withdrawal under this Section 8.2(b) shall exceed the sum of a Participant's Salary Reduction Contributions made after December 31, 1988 and the amount of his Salary Reduction Contributions and income allocable thereto as of December 31, 1988.

          Approval of any application for hardship withdrawal from a Participant's Salary Reduction Account shall only be given by the Committee where the Participant has shown that withdrawal is requested for one of the following reasons:

          (i) Medical expenses of the Participant, the Participant's spouse, or dependents, or to obtain medical treatment of the Participant, Participant's spouse or dependents,

          (ii) Expenses for the purchase (excluding mortgage payments) of the principal residence of the Participant,

          (iii) Tuition and room and board expenses for the next twelve month period of post-secondary education of the Participant, the Participant's spouse, children or dependents; and

          (iv) Expenses to prevent the eviction from, or foreclosure on the mortgage on, the principal residence of the Participant.

          In addition the Participant must further show that the amount requested for hardship withdrawal is not in excess of the amount needed to satisfy expenses described in (i) through (iv) above of Section 8.2(b).

          Hardship withdrawals under this Section 8.2(b)(i) through (iv) may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          To be eligible for hardship withdrawal the Participant must have first obtained all distributions, other withdrawals and loans available to him under this Plan and any other qualified plan maintained by the Employers.

          A Participant who receives a hardship withdrawal under this Section 8.2(b) will be suspended from Plan participation for twelve months from the date on which he receives his hardship withdrawal.

          Salary Reduction Contributions made by such Participant in the calendar year following the year of hardship distribution will be limited to the annual dollar limitation in effect for that year, as denoted in Section 4.1(c), minus the Participant's Salary Reduction Contributions for the taxable year in which he received his hardship withdrawal.

          Section 8.2. Other Withdrawals from Salary Reduction Account. Withdrawals from the Salary Reduction Account are also permitted under the following circumstances and such withdrawals will not subject the Participants to any penalty under the Plan:

          (a) Disability Withdrawal. A Participant may make a cash withdrawal from his Salary Reduction Account at any time if the withdrawal is on account of a disability. The Committee shall not approve any such application for disability withdrawal unless it is satisfied that the Participant is disabled. For the purposes of this subsection, a Participant shall be considered disabled if (i) he is disabled within the meaning of the Company's Group Benefits Program for U.S.Union Hourly Employees of IMC Global Inc., or (ii) he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, or (iii) he is disabled within the meaning of uniform, nondiscriminatory rules which the Committee may adopt. The Committee may require that the Participant submit whatever evidence it deems necessary to establish whether the Participant is disabled. The Committee may limit the amount which a disabled Participant may withdraw from his accounts, if the Committee deems such limitation is in the best interests of the Participant. The value of the Participant's account as of the requested withdrawal date shall be determined pursuant to Sections 7.4 or 7.5, as applicable.

          (b) Withdrawals from the Salary Reduction Account will also be permitted for a Participant who has attained the age of 59-1/2 years upon application made by him to the Administrator.

          Section 8.3. Distribution Upon Election to Discontinue Contributions for an Indefinite Period. As of any given date, an Active Participant may elect, using the Voice Response System, to discontinue his contributions for an indefinite period. Upon such discontinuance by a Participant, the Administrator shall direct the Trustee to distribute to the Participant an amount equal to the aggregate value as of such date of all accounts except the Salary Reduction Account.

          Notwithstanding the preceding paragraph to the contrary, contributions may not be withdrawn from the Employer Account prior to the expiration of twenty-four months from the date of contribution to the Employer Account or unless the Participant making the withdrawal request has been a Participant in the Plan for a minimum of sixty months.

          The value of the Participant's Accounts (excluding the Salary Reduction Account) shall be determined pursuant to Section 7.4. A Participant who elects to discontinue his contributions pursuant to this Section shall be ineligible to again elect to make contributions to the Plan for a period of twelve months from the date of the election to discontinue contributions.

          Section 8.4. Loans. Upon application of an Active Participant, the Committee shall direct the Trustee to make a cash loan to a Participant. The terms of a loan shall be determined at the sole discretion of the Committee subject to the following conditions:

          (a) The term of a loan shall not exceed five years except that where the Participant has designated that the purpose of the loan is to purchase a principal residence for the Participant, the term of the loan shall not exceed ten years.

          (b) A general purpose loan may not be used to purchase securities.

          (c) A loan shall bear interest at the prevailing rate in the surrounding community for loans of similar risk, date of maturity and date of grant.

          (d) The amount of a loan shall not exceed the lesser of 50% of the value of the Participant's accounts or $50,000, and the loan shall be secured by the value of the Participant's Plan Accounts. The Committee may require the posting of other or additional security at any time during the term of the loan. The amount of a loan secured by the Plan Accounts shall be equal to a maximum of the lesser of 50% of the Plan Accounts or $50,000, minus the highest outstanding loan balance within the past year. For purposes of this paragraph, the value of the Participant's Plan

Accounts shall be determined as at the Valuation Date which next succeeds the date on which the request for the loan is received.

          (e) A loan shall be evidenced by a promissory note.

          (f) Payments of principal and interest shall be made by approximately equal payments on a basis that would permit the loan to be fully amortized over its term. Prepayments of principal and interest of the full remaining balance of the loan only, may be made without penalty. Loan payments by active Employees shall be made by bi-weekly payroll deductions except for prepayments or where otherwise permitted by the Committee. Loan payments by inactive Employees or former Employees shall be made monthly to the Plan Administrator or his designee on the date and in the manner prescribed by him.

          (g) Loans shall be granted on a reasonably equivalent basis and Highly Compensated Employees, officers or shareholders of an Employer shall not be granted preferential loan terms.

          (h) If an active Employee defaults in the making of any payments on a loan when due and such default continues for 60 days thereafter, or in the event of such active Employee's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. If a former Employee defaults in the making of any payment on a loan when due and such default continues for 30 days thereafter, or in the event of the borrower's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default and the entire unpaid balance with accrued interest shall become due and payable. The Committee or its designee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid within 60 days following default or in the case of a former Employee or Beneficiary, within 30 days following the default, the Committee or its designee may execute upon the collateral and apply the proceeds from the sale or disposition of such collateral in satisfaction of the unpaid principal and accrued interest. Alternately, the Committee may treat the entire unpaid balance of a loan deemed in default as a distribution from the Plan. The Participant or Beneficiary shall remain personally liable for any remaining deficiency.

          (i) Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.

          (j) Amounts of principal and interest received on a loan shall be credited to the Participant's Plan Accounts and the loan shall be considered an asset of the Plan Accounts.

          (k) The Committee shall, from time to time, establish the terms and conditions on which the loans will be made, including the frequency, interest rate, maturity dates, loan application fees, if any, and the selection and order of sub-accounts used in making such loans. In making its determination with respect to eligibility for loans and interest rates thereof, the Committee shall adopt uniform and non-discriminatory rules and its determination shall be final and binding.

          (l) Notwithstanding any other provision of this Section 8.5 to the contrary, loans may be granted only to Participants who are "parties in interest" as defined under Section 3(14) of ERISA. Determination of who is a party in interest shall be made by the Plan Administrator with the advice of counsel.

          (m) In the event a Participant's transfer of employment from another participating Employer changes such Participant's current payroll status, any outstanding loan balance will be reamoritized in accordance with the terms of the Plan.

          Section 8.5. Distribution Upon Termination of Employment. Whenever a Participant terminates his employment with his Employer or its Affiliate, then the Participant, or, in a proper case, his Beneficiary, shall be entitled to a distribution of an amount equal to the value of the Participant's Plan Accounts determined as of the Valuation Date on which the distribution is processed.

           Section 8.6.  Time and Manner of Distributions.

          (a) Any distribution to which a Participant becomes entitled by reason of a withdrawal under Sections 8.1, 8.2 or 8.3 or distribution under Section 8.5, or which is to be made to an alternate payee pursuant to the provisions of
Article 13, shall be paid by the Trustee in a lump sum at the instruction of the Administrator within 60 days following the close of the calendar month in which the withdrawal or request for receipt is received.

          (b) If full distribution of the amount to which a Distributee becomes entitled cannot be made within 60 days following the date of termination or request for receipt, if applicable, pursuant to Section 8.5 because the Participant cannot be located, the undistributed balance of such amount shall remain invested in such fund or funds in which such amount had been invested immediately prior to the date of termination or request for receipt.

          Section 8.7.  Designation of Beneficiary.

          (a) The Beneficiary of a Participant who is married shall be his spouse. Should a Participant who is married desire to elect a Beneficiary other than his spouse, he may do so only in the form prescribed by the Administrator, which shall require the written consent of such spouse to the Participant's election of another Beneficiary. To be effective, such written consent must be notarized or witnessed by the Administrator or his designee.

          (b) If a Participant is not married or if the Participant proves to the satisfaction of the Administrator that his spouse cannot be located, then the Participant shall have the right to designate any Beneficiary or Beneficiaries.

          (c) The Beneficiary of a Participant shall receive any distribution upon the death of the Participant or, in accordance with Section 8.7, in the case of a Participant who dies subsequent to termination of his employment but prior to distribution of the entire amount to which he is entitled under the Plan, to receive any undistributed balance to which such Participant would have been entitled subject to the provisions of Section 8.10, if applicable.

          A Participant described in Paragraph (b) of this Section 8.8 may from time to time without the consent of the non-spouse Beneficiary change or cancel any such designation. A Participant who has obtained spousal consent in accordance with Paragraph (a) of this Section 8.8 may change or cancel a subsequent Beneficiary designation only upon obtaining spousal consent, in accordance with Paragraph (a) of this Section, to the new Beneficiary designation. Such designation and each change therein shall be made in the form prescribed by the Administrator and shall be filed with the Administrator or his designee.

          If no Beneficiary has been named by a deceased unmarried Participant or the spouse of a deceased Participant cannot be located or the designated Beneficiary or spouse, as applicable, has predeceased the Participant or the designated Beneficiary or spouse has died prior to complete disbursement of the Participant's account balance, the balance of the deceased Participant's accounts shall be distributed by the Trustee at the direction of the Administrator, where applicable, (i) to the surviving spouse of such deceased Participant, if any, or (ii) if there shall be no surviving spouse, the surviving children of such deceased Participant, if any, in equal shares, or
(iii) if there shall be no surviving spouse or children, to the executors or administrators of the estate of such deceased Participant, or (iv) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate.

          Nothing in this Section 8.8 shall contravene any applicable provision (directing payment to an alternate payee) of a qualified domestic relations order determined to be such by the Administrator or the Committee in accordance with the procedures set forth in Article 13.

          Section 8.8. Distribution to Minor and Disabled Distributees. Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency, may be made to or for the benefit of any such Distributee in such of the following ways as the Committee may direct: (a) directly to any such minor Distributee if, in the opinion of the Committee, he is able to manage his affairs, (b) to the legal representative of any such Distributee, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of such Distributee to be used for the latter's benefit. Neither the Committee nor the Trustee shall be required to see to the application by any third party of any distribution made to or for the benefit of a Distributee pursuant to this Section.

          Section 8.9.  Deferral of Distribution upon Termination of
Employment.

          (a) Notwithstanding anything in this Article or Plan to the contrary, a Participant who is terminating his employment and is eligible for early or normal retirement under any pension plan of the Company will be permitted to elect, at any time prior to his termination, to defer receipt of distribution of his entire Plan Accounts.

          A Participant electing deferral of his distribution under this Section
8.9 shall receive his distribution by notifying the Administrator or his designee at least sixty days prior to the date he wishes to receive it. His Plan Account shall then be valued according to the terms of Section 7.4.

Prior to December 31, 1996, if a Participant has not notified the Administrator by sixty days prior to his 70th birthday, his Plan Account shall automatically be distributed to him on that birthday. Effective December 31, 1996, a Participant who is not a "five percent owner" (as defined in Section 416(i) of the Code) may elect to defer receipt of a distribution under this Section 8.10 until April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment.

          Any Participant who makes a deferral election under this Section 8.9(a) shall retain for the full duration of the deferral period the authority to direct investments of his Plan Accounts, as provided under Section 6.2, 6.3 and 6.4. This Paragraph shall not be interpreted to allow or require the making of any type of contributions to such Participant's Plan Accounts.

          (b) A Participant who satisfies the following criteria must consent to any distribution before it is made and is entitled to defer receipt of his entire Plan Accounts until no later than his 70th birthday: (i) termination of employment prior to eligibility for early or normal retirement under any pension plan of the Company and (ii) a Plan Accounts valued in excess of $3500 as of the Valuation Date occurring closest to his termination of employment. Such a Participant may elect to receive the value of his entire Plan Accounts in a lump sum at any time prior to his 70th birthday upon sixty days written notice to the Plan Administrator or his designee. Any Participant who has not notified the Plan Administrator within sixty days of his 70th birthday shall automatically receive his distribution on that birthday. Effective for calendar years commencing after December 31, 1996, a Participant who is not a "five percent owner" (as defined in Section 416(i) of the Code) and who meets the requirements of (i) and (ii) above is entitled to defer receipt of his entire Plan Accounts until no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment.

Any Participant who makes a deferral election under this Section 8.10(b) shall retain, for the full duration of the deferral period, the authority to direct investments of his Plan Accounts, as provided under Sections 6.2, 6.3 and 6.4. This paragraph shall not be interpreted to allow or require the making of any type of contributions to such Participant's Plan Accounts.

          A Participant who makes an election to defer distribution pursuant to this paragraph shall be considered an inactive Participant for all purposes of the Plan, including Article 5, for the period of time from termination of employment until distribution on the applicable date of receipt.

          (c) At the time the Participant elects to defer receipt of his distribution pursuant to this Section, he must also elect to receive his distribution in: (i) a lump sum on the date of distribution or (ii) in substantially equal annual installments not to exceed ten, which installments shall commence on the date requested for distribution.

          (d) At the time the Participant elects to defer receipt of his distribution pursuant to this Section, he must also make an election for the method of distribution in the event of his death prior to total distribution. The Participant shall elect that his Beneficiary, designated pursuant to Section 8.7, shall receive his Plan Accounts (i) in a lump sum within sixty days following the date of his death or (ii) in equal annual installments not to exceed five installments commencing on the date of his death.

          (e) Notwithstanding the foregoing provisions of this Article 8, distribution of the Participant's Plan Accounts shall begin not later than the sixtieth day after the latest of the close of the Plan Year in which occurs:

          (i)   his termination of employment,

          (ii) the tenth anniversary of the commencement of his participation in the Plan, or

          (iii) his 65th birthday,
except to the extent that the Participant has elected to defer the distribution pursuant to this Section 8.9.

          (f) Notwithstanding subsection (e) and except as provided otherwise in this subsection (f), distribution of a Participant's Plan Accounts shall be made no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 regardless of whether he terminates employment. Effective for calendar years beginning after December 31, 1996, with respect to a Participant other than a "five percent owner" (as defined in Section 416(i) of the Code), distribution of a Participant's Plan Accounts shall be made no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment.

          (g) If the amount of a distribution required to commence on the date determined under this subsection cannot be ascertained by the Committee, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty days after the earliest date on which the amount of such payment can be ascertained and the Participant can be located.

          Section 8.10. Conditions for Distributions to Beneficiary, Upon Death of a Participant.

          (a) Notwithstanding subsections (c) and (d) of Section 8.10 or any other section of the Plan, if a Participant dies prior to entire distribution of his Plan Accounts and after attainment of age 70, his Plan Accounts shall be distributed to his Beneficiary as rapidly as the method in effect for distributions to the Participant.

          (b) Notwithstanding Section 8.10 to the contrary, if the Participant dies prior to entire distribution of his Plan Accounts and prior to age 70, his Plan Accounts shall be distributed in a lump sum or by the method selected by the Participant, provided that distribution shall begin not later than (i) December 31, of the calendar year following the calendar year of the Participant's death or (ii) the calendar year in which the Participant would have attained age 70, whichever is later.

          Section 8.11. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                                    ARTICLE 9
                                   ----------
                    SPECIAL RULES RELATING TO RE-EMPLOYMENT
                    ---------------------------------------
                     OF TERMINATED EMPLOYEES AND EMPLOYMENT
                     --------------------------------------
                              BY RELATED ENTITIES
                              -------------------

          If a terminated Participant who is entitled to receive payments pursuant to Sections 8.6(b) or 8.10 is reemployed prior to receipt of his deferred distribution pursuant to Section 8.10 or is reemployed prior to total distribution, such payments shall remain deferred or be suspended, as applicable, until the later of such Participant's subsequent termination of employment or his attainment of age 70.

                                   ARTICLE 10
                                  -----------
                                 ADMINISTRATION
                                 --------------

          Section 10.1.  The Committee.

          (a) A Committee consisting of four (4) members, two of which shall be appointed by the Company and two of which shall be appointed by the Union, shall administer the Plan (except for duties specifically vested in the Trustee and the Investment Manager). The Employee Benefits Committee of the Company shall appoint the two Company members of the Committee. The Company, the Union and the Committee shall be "named fiduciaries" within the meaning of such term as used in ERISA. The Employee Benefits Committee of the Company shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company and the Union. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors of the Company may appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) Any member of the Committee may, but need not, be an employee or director, officer or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

          (c) The Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility and the status and rights of Participants, Distributees and other persons under the Plan. Each Employer shall, from time to time, upon request of the

Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

          (d) The Committee shall supervise the collection and delivery of contributions to the Trustee from time to time.

          (e) The members of the Committee may allocate their responsibilities among themselves and may designate any person, partnership or corporation to carry out any of their responsibilities. Any such allocation or designation should be reduced to writing and such writing shall be kept with the records of the meetings of the Committee.

          (f) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee may select a chairman and shall keep the Trustee advised of the identity of the member holding such office. The Committee shall appoint one of its members to act as the Plan's agent for service of legal process. The Committee shall select a secretary, who need not be a member of the Committee, and shall keep the Trustee advised of the identity of the person holding such office. The secretary shall keep records of all meetings of the Committee and forward all necessary communications to the Trustee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

          (g) The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          (h) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the Committee members for any expenditures incurred in the discharge of their duties as Committee members.

          (i) The Committee may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

          Section 10.2.  Plan Administrator.

          (a) The Company shall appoint a Plan Administrator (as such term is used in ERISA) who may but need not be a Participant or shareholder of the Company and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that he shall not take part in any matter involving solely his rights under the Plan.

          (b) The Plan Administrator shall be responsible for the operation of the Plan within the policies, interpretations, rules and procedures of the Committee. The Plan Administrator shall also perform such ministerial functions with respect to the Plan as the Committee shall from time to time designate.

          Section 10.3. Claims Procedure. If any Participant or Distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Plan

Administrator shall review the claim and, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Plan Administrator shall also advise the claimant that he or his duly authorized representative may request a review by the Committee of the denial by filing with the Plan Administrator, within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 65-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such extension exceed 60 days. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

          Section 10.4. Notices to Participants and Distributees. All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee shall be deemed to have been duly given, made, delivered or transmitted when mailed by first class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Committee. A Participant or Distributee may record any change of his address from time to time by written notice filed with the Committee.

          Section 10.5. Notices to Committee or Employers. Written authorizations, directions, notices and other communications to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such authorizations, directions, notices and other communications, or when mailed by first class mail with postage prepaid and addressed to the addressees at the addresses specified upon such forms.

          Section 10.6. Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

          Section 10.7. Reports of Trust Fund. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee.

                                   ARTICLE 11
                                  -----------
                        PARTICIPATION BY OTHER EMPLOYERS
                        --------------------------------

           Section 11.1. Adoption of Plan. With the consent of the Company, any corporation may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) filing with the Committee a duly certified copy of the Plan as adopted by such corporation and (c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.

          Section 11.2. Withdrawal from Plan. Any Employer may withdraw from participant in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Committee, the other Employers and the Trustee prior to the effective date of withdrawal.

          Section 11.3. Company as Agent for Employers. Each corporation which shall become a participating Employer pursuant to Section 11.1 or Article 12 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate trust as provided in Section 14.2.

                                   ARTICLE 12
                                  -----------
                           CONTINUANCE BY A SUCCESSOR
                           --------------------------

          In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such successor corporation may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement. Contributions by such Employer and by its employees shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective. If, within 90 days from the effective date of any such reorganization, such successor corporation shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Committee shall direct the Trustee to distribute the portion of the Trust applicable to such Employer in the manner provided in Section 14.3.

                                   ARTICLE 13
                                  -----------
                        NON-ASSIGNABILITY EXCEPTIONS FOR
                        --------------------------------
                      DOMESTIC RELATIONS ORDERS AND LOANS
                      -----------------------------------

           Section 13.1. Domestic Relations Orders. The restrictions imposed by
Section 14.2 shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          Notwithstanding anything else in the Plan to the contrary, distribution from a Participant's Plan Accounts may be made to an Alternate Payee (as defined in Code Section 414(p)), pursuant to a "qualified domestic relations order" prior to attainment of age 50 or separation from service by the Participant if the "qualified domestic relations order" provides that the Plan and the

Alternate Payee may agree in writing to an earlier distribution and distribution is made pursuant to such written agreement.

           Section 13.2. Loans. The restrictions imposed by Section 14.2 shall not apply to the extent a Participant is indebted to the Plan, for any reason, under the terms of the Plan. At the time a distribution is to be made to a Participant or Beneficiary, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Administrator, at the direction of the Administrator or the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Plan Accounts. If the Participant or the Beneficiary does not agree that the indebtedness is a valid claim against his Plan Accounts, he shall be entitled to a review of the validity of the claim in accordance with Section 10.3.

                                   ARTICLE 14
                                  -----------
                                 MISCELLANEOUS
                                 -------------

           Section 14.1. Expenses. Except as otherwise provided in Section 6.4 and elsewhere in the Plan, all costs and expenses incurred in administering the Plan and the Trust Fund, including the fees of counsel and any agents for the Committee, the expenses of the Committee, the fees, charges and costs of, and incurred by, the Investment Manager, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be borne by the several Employers in such proportions as the Committee shall determine to be equitable and proper.

           Section 14.2. Non-Assignability. It is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or

Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any spouse.

           Section 14.3. Employment Non-Contractual. The Plan confers no right upon any Employee to continue in employment.

           Section 14.4. Limitation of Rights. A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

           Section 14.5. Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

           Section 14.6. Reversion of Employer Contributions. No part of the Trust Fund shall revert or be repaid to an Employer either directly or indirectly. However, any contribution made by the Company by reason of a good faith mistake of fact, or the portion of any contribution made by the Company which exceeds the maximum amount for which a deduction is allowable to the Company for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of the Company be returned by the Trustee to the Company. The Company's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to the Company pursuant to this paragraph shall be the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the amount contributed by mistake shall not be returned to the Company, but losses attributable thereto shall reduce the amount so returned. If return to the Company of the amount contributed by mistake would cause the balance of any Participant's account as of the date such amount is to be returned to be reduced to less than what would have been the balance of such account as of such date had such amount not been contributed, the amount to be returned to the Company shall be limited so as to avoid such reduction.

                                   ARTICLE 15
                                  -----------
                     AMENDMENT, WITHDRAWAL AND TERMINATION
                     -------------------------------------

           Section 15.1. Amendment. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the Board of Directors of the Company. Any such amendment or modification shall become effective on such date as the Company shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

           Section 15.2. Withdrawal. If an Employer shall withdraw from the Plan under Section 11.2, the Committee shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer, and shall direct the Trustee to segregate such portion in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.

          The portion of the Trust Fund applicable to the Participants and former Participants of a particular Employer shall be the total amount credited to the Plan Accounts of the Participants and former Participants of such Employer.

          Section 15.3. Termination. Any Employer may at any time terminate its participation in the Plan by resolution of its board of directors to that effect.

          A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

          If the Internal Revenue Service shall refuse to issue an initial favorable determination letter that the Plan and Trust as adopted by an Employer meet the requirements of Section 401(a) of the Code and that the Trust is exempt from tax under Section 501(a) of the Code, the Employer may terminate its participation in the Plan and the Committee shall direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants and former Participants of such Employer, determined pursuant to Section 15.2, to such Employer and such Employer shall pay to Participants or their Beneficiaries the part of such Employer's portion of the Trust Fund as is attributable to contributions made by Participants.

           Section 15.4. Trust to be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of the second paragraph of
Section 15.3 and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust to be used for or diverted to any purpose not for the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, by power of amendment or by other means.

           Section 15.5. Distribution Upon Sale of Assets. All contributions and income attributable thereto under the Plan shall be distributed to Participants, as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

           Section 15.6. Distributions Upon Sale of Subsidiary. All contributions and income attributable thereto under the Plan, shall be distributed, as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.

          IN WITNESS WHEREOF, IMC Global Operations Inc. has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ________ day of ________, 1997.

                                 IMC GLOBAL OPERATIONS INC.



                                 By:
                                    __________________________________


(Corporate Seal)


ATTEST:


------------------------------